Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 5, 2025	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2025 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2025.

FOURTH QUARTER FISCAL 2025 SUMMARY
•GAAP earnings per share of $1.18 compared to a net loss of $1.84 per share in the prior year.
•Adjusted earnings per share of $1.22, an increase of 58%, compared to $0.77 per share in the prior year. See non-GAAP reconciliation on page 2.
•Announced the acquisition of CenterPoint Energy's Ohio natural gas utility for $2.62 billion, which is expected to double Utility segment rate base and is targeted to close in the fourth quarter of calendar 2026.
•Supply Corporation filed an application with FERC for its Shippingport Lateral Project, an interstate pipeline expansion project that is expected to provide 205,000 dekatherms per day of firm transportation capacity to a data center site and will generate approximately $15 million in annual revenues with a targeted in-service date in late calendar 2026.
•Strong Tioga Utica well performance in the Eastern Development Area (“EDA”) drove 112 Bcf of natural gas production, an increase of 21% compared to the prior year.
•NYMEX natural gas price realizations increased to $2.61 per Mcf, up 9% compared to the prior year.

FISCAL 2025 HIGHLIGHTS
•GAAP earnings per share of $5.68 compared to $0.84 per share in fiscal 2024.
•Adjusted earnings per share of $6.91, an increase of 38%, compared to $5.01 per share in fiscal 2024.
•The Company announced its 55th consecutive dividend increase to an annual rate of $2.14 per share, continuing its long history of returning cash to shareholders.
•Integrated Upstream and Gathering segment capital efficiency continued to improve, with record natural gas production of 426 Bcf in the fiscal year, an increase of 9% compared to the prior year, while capital expenditures decreased $40 million, or 6% (see page 19).
•Increased inventory of high-quality, low-breakeven drilling locations in the EDA by 50% with the addition of approximately 220 locations prospective for a new horizon within the upper section of the Utica Shale.
•Adjusted earnings per share of $2.24 from the regulated Utility and Pipeline & Storage segments, an increase of 21% compared to the prior year, largely attributable to the continued benefits from rate settlements.
•Supply Corporation received FERC approval for the Tioga Pathway Project, which remains on track for a late calendar 2026 in-service date.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel closed out an exceptional fiscal 2025 with a strong fourth quarter. Driven by great execution across our businesses, adjusted earnings per share increased by 58% compared to the prior year.

“In our Integrated Upstream and Gathering segment, results for the quarter highlight the unique combination of continued operational excellence, along with the best-in-class nature of our assets in the EDA. Our talented team continues to find ways to improve and expand upon our already deep inventory of highly economic drilling locations in this area, where we added 220 new Upper Utica locations this quarter, extending our peer-leading EDA inventory life to more than 15 years. Complementing

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this inventory expansion, our team recently executed a precedent agreement for new firm transportation capacity from Tioga County to premium markets with an expected in-service date of late 2028, further supporting our long-term growth plans

“The outlook for our regulated businesses is equally promising. In addition to our long-standing modernization program, which we expect will continue to drive rate base growth, we see new capacity additions enhancing our growth outlook. The Tioga Pathway and Shippingport Lateral expansion projects continue to progress as planned, and we are seeing increasing interest in further capacity additions across our FERC-regulated pipeline system. Additionally, our recently announced strategic acquisition of CenterPoint Energy’s Ohio natural gas utility business will significantly grow the Company’s regulated asset base, adding high-quality operations in a neighboring, cold weather state, with a constructive political and regulatory backdrop.

“With our investment grade balance sheet, strong growth outlook, and increasing scale, the Company is well positioned to deliver meaningful value to shareholders in the years to come.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

	Three Months Ended September 30,
	(Thousands)		(Per Share)
	2025	2024	2025	2024
Reported GAAP Earnings	$107,342	$(167,621)	$1.18	$(1.84)
Items impacting comparability:
Impairment of assets	—	318,433	—	3.49
Tax impact of impairment of assets	—	(80,585)	—	(0.88)
Unrealized (gain) loss on derivative asset	—	1,700	—	0.02
Tax impact of unrealized (gain) loss on derivative asset	3,402	(461)	0.04	(0.01)
Other/rounding (refer to Segment results for details)	284	(974)	—	(0.01)
Adjusted Earnings	$111,028	$70,492	$1.22	$0.77

	Fiscal Year Ended September 30,
	(Thousands)		(Per Share)
	2025	2024	2025	2024
Reported GAAP Earnings	$518,504	$77,513	$5.68	$0.84
Items impacting comparability:
Impairment of assets	141,802	519,129	1.55	5.62
Tax impact of impairment of assets	(37,169)	(136,271)	(0.41)	(1.47)
Unrealized (gain) loss on derivative asset	729	6,548	0.01	0.07
Tax impact of unrealized (gain) loss on derivative asset	3,206	(1,791)	0.03	(0.02)
Other (refer to Segment results for details)	3,433	(2,397)	0.05	(0.03)
Adjusted Earnings	$630,505	$462,731	$6.91	$5.01

FISCAL 2026 GUIDANCE UPDATE

National Fuel is providing its formal guidance for adjusted earnings per share for fiscal 2026 with a range of $7.60 to $8.10.

The Company is assuming an average NYMEX natural gas price of $3.75 per MMBtu in fiscal 2026, which approximates the current NYMEX forward curve at this time. Given the continued volatility in NYMEX natural gas prices, the Company is providing the following sensitivities to its adjusted earnings per share guidance range:

NYMEX Assumption ($/MMBtu)	Fiscal 2026 Adjusted Earnings Per Share Sensitivities
$3.00	$6.55 - $7.05
$4.00	$8.00 - $8.50

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All of the other major assumptions incorporated into this updated guidance range are consistent with the Company’s preliminary guidance disclosed last quarter.

The acquisition of CenterPoint Energy's Ohio natural gas utility business is expected to close in the fourth quarter of calendar 2026 and, therefore, is not expected to impact fiscal 2026 guidance. Fiscal 2026 guidance also excludes expected financing and acquisition related costs.

Additional details on the Company’s updated forecast assumptions and business segment guidance for fiscal 2026 are outlined in the table on page 7.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2025 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the fiscal year ended September 30, 2025 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

During the quarter ended September 30, 2025, the Company determined that it was appropriate to consolidate its Exploration and Production and Gathering segments into a single financial reporting segment, which will be presented moving forward as National Fuel’s Integrated Upstream and Gathering segment. This updated presentation is intended to provide additional clarity as to the interdependence of the Company’s exploration and production and gathering businesses in bringing Appalachian natural gas to market. Prior year segment information shown below has been restated to reflect this change in presentation. A more detailed description of the Company's business segments will be provided in the Company's Form 10-K for fiscal 2025.

Note that management defines adjusted earnings as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Integrated Upstream and Gathering Segment

The Integrated Upstream and Gathering segment's exploration and production operations are carried out by Seneca Resources Company, LLC (“Seneca”) and the segment's gathering operations are carried out by National Fuel Gas Midstream Company, LLC’s ("Gathering"). Seneca explores for, develops, and produces primarily natural gas reserves in Pennsylvania. Gathering constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca's production and, to a lesser extent, third party Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$103,493	$(142,072)	$245,565
Impairment of assets	—	272,358	(272,358)
Tax impact of impairment of assets	—	(68,269)	68,269
Unrealized (gain) loss on derivative asset (2022 CA asset sale)	—	1,700	(1,700)
Tax impact of unrealized (gain) loss on derivative asset	3,402	(461)	3,863
Adjusted Earnings	$106,895	$63,256	$43,639

Adjusted EBITDA	$241,093	$173,246	$67,847

The Integrated Upstream and Gathering segment's fourth quarter GAAP earnings increased $245.6 million versus the prior year. This positive benefit was primarily driven by non-cash impairment charges that did not occur in the current period relative to fiscal 2024, where $272.4 million ($204.1 million after-tax) was recorded, the vast majority of which was related to a pre-tax ceiling test impairment to write-down the carrying value of Seneca’s reserves under the full cost method of accounting. GAAP earnings also included a one-time impact related to the income taxes in connection with a contingent consideration tied to the June 2022 divestiture of Seneca’s California assets.

Excluding items impacting comparability, Seneca and Gathering's adjusted earnings in the fourth quarter increased $43.6 million primarily due to higher production and realized natural gas prices, as well as lower per unit operating expenses.

During the fourth quarter, Seneca produced 112 Bcf of natural gas, an increase of 20 Bcf, or 21%, from the prior year. Two highly prolific Utica pads turned in line this year in Tioga County were the main drivers behind this increase in production.

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Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $2.61 per Mcf, an increase of $0.21 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania.

	Three Months Ended
	September 30,
(Cost per Mcf)	2025	2024	Variance
Upstream General and Administrative Expense (“G&A”)	$0.17	$0.20	$(0.03)
Lease Operating Expense (“LOE”)	$0.13	$0.18	$(0.05)
Gathering O&M Expense	$0.13	$0.11	$0.02
Taxes and Other	$0.10	$0.08	$0.02
Total Cash Operating Costs	$0.53	$0.57	$(0.04)
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.74	$0.80	$(0.06)
Total Operating Costs	$1.27	$1.37	$(0.10)

On a per unit basis, fourth quarter total cash operating costs were $0.04 lower compared to the prior year, primarily due to higher production, as well as lower LOE, specifically lower repairs and maintenance costs. DD&A for the quarter was $0.74 per Mcf, a decrease of $0.06 per Mcf from the prior year, largely due to ceiling test impairments recorded in prior quarters that lowered Seneca’s full cost pool depletable base.

Proved Reserves Year-End Update

Seneca’s total proved reserves at September 30, 2025 were 4,981 Bcfe, an increase of 229 Bcfe, or 5%, from September 30, 2024. This increase was a result of Seneca replacing 154% of its fiscal 2025 production. Proved developed reserves at the end of fiscal 2025 were 3,665 Bcfe, representing 74% of total proved reserves. In fiscal 2025, Seneca added 633 Bcfe of proved reserve extensions and discoveries and 23 Bcfe of net positive revisions due to improvements in well performance and price revisions, partially offset by changes in development plans.

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$27,938	$(5,812)	$33,750
Impairment of assets	—	46,075	(46,075)
Tax impact of impairment of assets	—	(12,316)	12,316
Adjusted Earnings	$27,938	$27,947	$(9)

Adjusted EBITDA	$62,639	$62,527	$112

The Pipeline and Storage segment’s fourth quarter GAAP earnings increased $33.8 million versus the prior year primarily due to an impairment charge of $46.1 million ($33.8 million after-tax) to write down the carrying value of certain assets associated with Supply Corporation and Empire's Northern Access project, as the Company determined it was unlikely to pursue construction of the project.

Excluding items impacting comparability, fourth quarter adjusted earnings were relatively flat compared to the prior year.

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Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2025	2024	Variance
GAAP Earnings	$(17,790)	$(16,759)	$(1,031)

Adjusted EBITDA	$2,036	$(228)	$2,264

The Utility segment’s fourth quarter GAAP earnings decreased $1.0 million, or 6%, primarily as a result of increased operation and maintenance ("O&M") expense and income tax expense which more than offset an increase in customer margin.

For the fourth quarter, customer margin (operating revenue less purchased gas sold) increased $5.3 million, largely due to an increase in rates as part of the Utility's New York rate case settlement, which became effective October 1, 2024.

O&M expense increased $3.8 million primarily driven by higher personnel costs, partially offset by a reduction in uncollectible expenses as a result of a tracker implemented as part of the New York rate case settlement. Further, the increase in the Utility segment's income tax expense (or lower income tax benefit) was driven by a higher effective tax rate.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $6.3 million, an increase of $3.3 million from the prior year net loss, in part due to higher operating expenses which are largely attributable to professional fees related to the previously announced Ohio utility acquisition.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, November 6, 2025, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, November 13, 2025. To access the replay, dial 1-866-813-9403 and provide Access Code 634818.

National Fuel is an integrated energy company reporting financial results for three operating segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to complete strategic transactions, including receipt of required regulatory clearances and satisfaction of other conditions to closing; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the
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Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; changes in the price of natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures, other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2026. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below. As a reminder, the acquisition of CenterPoint Energy's Ohio natural gas utility business is expected to close in the fourth quarter of calendar 2026, and therefore, is not expected to impact fiscal 2026 guidance. Fiscal 2026 guidance also excludes expected financing and acquisition related costs.

While the Company expects to record certain adjustments to unrealized gain or loss on investments during the fiscal year ending September 30, 2026, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2026 Guidance	Updated FY 2026 Guidance

Consolidated Adjusted Earnings per Share	N/A	$7.60 - $8.10
Consolidated Effective Tax Rate	~ 25.5%	~ 25.5%

Capital Expenditures (Millions)
Integrated Upstream and Gathering(1)	$560 - $610	$560 - $610
Pipeline and Storage	$210 - $250	$210 - $250
Utility	$185 - $205	$185 - $205
Consolidated Capital Expenditures	$955 - $1,065	$955 - $1,065

Integrated Upstream & Gathering Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price (per MMBtu)	N/A	$3.75
Appalachian basin spot price (per MMBtu)	N/A	$2.85

Production (Bcf)	440 to 455	440 to 455

Integrated Operating Costs(1) ($/Mcf)
Upstream General and Administrative Expense	~$0.18	~$0.18
Lease Operating Expense	$0.17 - $0.18	$0.17 - $0.18
Gathering Operation and Maintenance Expense	~$0.11	~$0.11
Depreciation, Depletion and Amortization	$0.76 - $0.81	$0.76 - $0.81

Pipeline and Storage Segment Revenues (Millions)	$415 - $430	$415 - $430

Utility Segment Guidance (Millions)
Customer Margin(2)	$470 - $490	$470 - $490
O&M Expense	$250 – $260	$250 – $260
Non-Service Pension & OPEB Income	$23 - $27	$23 - $27

(1) Previous guidance has been restated to accurately reflect the combined Integrated Upstream and Gathering segment.
(2) Customer Margin is defined as Operating Revenues less Purchased Gas Expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2025
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated*

Fourth quarter 2024 GAAP earnings	$(142,072)	$(5,812)	$(16,759)	$(2,978)	$(167,621)
Items impacting comparability:
Impairment of assets	272,358	46,075			318,433
Tax impact of impairment of assets	(68,269)	(12,316)			(80,585)
Unrealized (gain) loss on derivative asset	1,700				1,700
Tax impact of unrealized (gain) loss on derivative asset	(461)				(461)
Unrealized (gain) loss on other investments				(1,232)	(1,232)
Tax impact of unrealized (gain) loss on other investments				258	258
Fourth quarter 2024 adjusted earnings	63,256	27,947	(16,759)	(3,952)	70,492
Drivers of adjusted earnings**
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	37,160				37,160
Higher (lower) realized natural gas prices, after hedging	18,674				18,674
Higher (lower) gathering revenues	(606)				(606)
Higher (lower) other operating revenues	4,434				4,434
Pipeline and Storage Revenues
Higher (lower) operating revenues		1,023			1,023
Utility Margins***
Impact of usage and weather			415		415
Impact of new rates in New York			3,842		3,842
Operating Expenses
Lower (higher) lease operating expenses	966				966
Lower (higher) operating expenses	(5,695)	(984)	(3,027)	(348)	(10,054)
Lower (higher) property, franchise and other taxes	(1,270)		757		(513)
Lower (higher) depreciation / depletion	(7,170)		(956)		(8,126)
Other Income (Expense)
Higher (lower) other income		(1,278)		1,879	601
(Higher) lower interest expense	1,209	679	(824)	(1,688)	(624)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(3,436)	797	(1,434)	(1,780)	(5,853)

All other / rounding	(627)	(246)	196	(126)	(803)
Fourth quarter 2025 adjusted earnings	106,895	27,938	(17,790)	(6,015)	111,028
Items impacting comparability:
Tax impact of unrealized gain (loss) on derivative asset	(3,402)				(3,402)
Pending Ohio acquisition costs				(1,061)	(1,061)
Tax impact of pending Ohio acquisition costs				246	246
Unrealized gain (loss) on other investments				672	672
Tax impact of unrealized gain (loss) on other investments				(141)	(141)
Fourth quarter 2025 GAAP earnings	$103,493	$27,938	$(17,790)	$(6,299)	$107,342

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2025
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated*

Fourth quarter 2024 GAAP earnings per share	$(1.55)	$(0.07)	$(0.18)	$(0.04)	$(1.84)
Items impacting comparability:
Impairment of assets, net of tax	2.24	0.37			2.61
Unrealized (gain) loss on derivative asset, net of tax	0.01				0.01
Unrealized (gain) loss on other investments, net of tax				(0.01)	(0.01)
Rounding	(0.01)			0.01	—
Fourth quarter 2024 adjusted earnings per share	0.69	0.30	(0.18)	(0.04)	0.77
Drivers of adjusted earnings**
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	0.41				0.41
Higher (lower) realized natural gas prices, after hedging	0.20				0.20
Higher (lower) gathering revenues	(0.01)				(0.01)
Higher (lower) other operating revenues	0.05				0.05
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.01			0.01
Utility Margins***
Impact of usage and weather			—		—
Impact of new rates in New York			0.04		0.04
Operating Expenses
Lower (higher) lease operating expenses	0.01				0.01
Lower (higher) operating expenses	(0.06)	(0.01)	(0.03)	—	(0.10)
Lower (higher) property, franchise and other taxes	(0.01)		0.01		—
Lower (higher) depreciation / depletion	(0.08)		(0.01)		(0.09)
Other Income (Expense)
Higher (lower) other income		(0.01)		0.02	0.01
(Higher) lower interest expense	0.01	0.01	(0.01)	(0.02)	(0.01)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.04)	0.01	(0.02)	(0.02)	(0.07)

All other / rounding	—	—	—	—	—
Fourth quarter 2025 adjusted earnings per share	1.17	0.31	(0.20)	(0.06)	1.22
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.04)				(0.04)
Pending Ohio acquisition costs, net of tax				(0.01)	(0.01)
Unrealized gain (loss) on other investments, net of tax				0.01	0.01
Fourth quarter 2025 GAAP earnings per share	$1.13	$0.31	$(0.20)	$(0.06)	$1.18

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2025
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated*
Fiscal 2024 GAAP earnings	$(57,041)	$79,670	$57,089	$(2,205)	$77,513
Items impacting comparability:
Impairment of assets	473,054	46,075			519,129
Tax impact of impairment of assets	(123,955)	(12,316)			(136,271)
Unrealized (gain) loss on derivative asset	6,548				6,548
Tax impact of unrealized (gain) loss on derivative asset	(1,791)				(1,791)
Unrealized (gain) loss on other investments				(3,034)	(3,034)
Tax impact of unrealized (gain) loss on other investments				637	637
Fiscal 2024 adjusted earnings	296,815	113,429	57,089	(4,602)	462,731
Drivers of adjusted earnings**
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	66,082				66,082
Higher (lower) realized natural gas prices, after hedging	88,324				88,324
Higher (lower) gathering revenues	(2,942)				(2,942)
Higher (lower) other operating revenues	12,842				12,842
Pipeline and Storage Revenues
Higher (lower) operating revenues		13,236			13,236
Utility Margins***
Impact of usage and weather			2,411		2,411
Impact of new rates in New York			31,808		31,808
Operating Expenses
Lower (higher) lease operating expenses	1,097				1,097
Lower (higher) operating expenses	(13,546)	(4,775)	(9,727)	(2,088)	(30,136)
Lower (higher) property, franchise and other taxes	(3,312)				(3,312)
Lower (higher) depreciation / depletion	3,907		(3,507)		400
Other Income (Expense)
Higher (lower) other income	(3,089)	(3,119)	15,283	5,534	14,609
(Higher) lower interest expense		1,516	(6,510)	(6,469)	(11,463)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(10,611)	512	(3,750)	(1,028)	(14,877)

All other / rounding	(558)	158	152	(57)	(305)
Fiscal 2025 adjusted earnings	435,009	120,957	83,249	(8,710)	630,505
Items impacting comparability:
Impairment of assets	(141,802)				(141,802)
Tax impairment of assets	37,169				37,169
Premiums paid on early redemption of debt	(2,385)				(2,385)
Tax impact of premiums paid on early redemption of debt	642				642
Unrealized gain (loss) on derivative asset	(729)				(729)
Tax impact of unrealized gain (loss) on derivative asset	(3,206)				(3,206)
Pending Ohio acquisition costs				(1,061)	(1,061)
Tax impact of pending Ohio acquisition costs				246	246
Unrealized gain (loss) on other investments				(1,108)	(1,108)
Tax impact of unrealized gain (loss) on other investments				233	233
Fiscal 2025 GAAP earnings	$324,698	$120,957	$83,249	$(10,400)	$518,504

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2025
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated*
Fiscal 2024 GAAP earnings per share	$(0.62)	$0.86	$0.62	$(0.02)	$0.84
Items impacting comparability:
Impairment of assets, net of tax	3.78	0.37			4.15
Unrealized (gain) loss on derivative asset, net of tax	0.05				0.05
Unrealized (gain) loss on other investments, net of tax				(0.03)	(0.03)
Rounding	0.01			(0.01)	—
Fiscal 2024 adjusted earnings per share	3.22	1.23	0.62	(0.06)	5.01
Drivers of adjusted earnings**
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	0.72				0.72
Higher (lower) realized natural gas prices, after hedging	0.97				0.97
Higher (lower) gathering revenues	(0.03)				(0.03)
Higher (lower) other operating revenues	0.14				0.14
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.15			0.15
Utility Margins***
Impact of usage and weather			0.03		0.03
Impact of new rates in New York			0.35		0.35
Operating Expenses
Lower (higher) lease operating expenses	0.01				0.01
Lower (higher) operating expenses	(0.15)	(0.05)	(0.11)	(0.02)	(0.33)
Lower (higher) property, franchise and other taxes	(0.04)				(0.04)
Lower (higher) depreciation / depletion	0.04		(0.04)		—
Other Income (Expense)
Higher (lower) other income	(0.03)	(0.03)	0.17	0.06	0.17
(Higher) lower interest expense		0.02	(0.07)	(0.07)	(0.12)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.12)	0.01	(0.04)	(0.01)	(0.16)

Impact of reduction in shares	0.04	0.01	0.01	—	0.06
All other / rounding	—	(0.01)	(0.01)	—	(0.02)
Fiscal 2025 adjusted earnings per share	4.77	1.33	0.91	(0.10)	6.91
Items impacting comparability:
Impairment of assets, net of tax	(1.14)				(1.14)
Premiums paid on early redemption of debt, net of tax	(0.02)				(0.02)
Unrealized gain (loss) on derivative asset, net of tax	(0.04)				(0.04)
Pending Ohio acquisition costs, net of tax				(0.01)	(0.01)
Unrealized gain (loss) on other investments, net of tax				(0.01)	(0.01)
Rounding	(0.01)				(0.01)
Fiscal 2025 GAAP earnings per share	$3.56	$1.33	$0.91	$(0.12)	$5.68

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2025	2024	2025	2024
Operating Revenues:
Utility Revenues	$87,829	$79,830	$817,274	$696,807
Integrated Upstream and Gathering and Other Revenues	300,362	224,920	1,184,136	976,615
Pipeline and Storage Revenues	68,215	67,318	276,131	271,388
	456,406	372,068	2,277,541	1,944,810
Operating Expenses:
Purchased Gas	(15,221)	(17,382)	213,441	150,062
Operation and Maintenance:
Utility	55,895	51,988	230,639	218,393
Integrated Upstream and Gathering and Other	59,432	51,754	206,616	187,024
Pipeline and Storage	34,066	32,782	120,610	114,601
Property, Franchise and Other Taxes	22,930	22,216	94,380	88,851
Depreciation, Depletion and Amortization	119,539	108,847	456,594	457,026
Impairment of Assets	—	318,433	141,802	519,129
	276,641	568,638	1,464,082	1,735,086

Operating Income (Loss)	179,765	(196,570)	813,459	209,724

Other Income (Expense):
Other Income (Deductions)	4,941	3,237	36,428	16,226
Interest Expense on Long-Term Debt	(33,514)	(33,008)	(140,870)	(122,799)
Other Interest Expense	(1,931)	(1,646)	(14,964)	(15,896)

Income (Loss) Before Income Taxes	149,261	(227,987)	694,053	87,255

Income Tax Expense (Benefit)	41,919	(60,366)	175,549	9,742

Net Income (Loss) Available for Common Stock	$107,342	$(167,621)	$518,504	$77,513

Earnings (Loss) Per Common Share
Basic	$1.19	$(1.84)	$5.73	$0.84
Diluted	$1.18	$(1.84)	$5.68	$0.84

Weighted Average Common Shares:
Used in Basic Calculation	90,366,462	91,270,386	90,500,916	91,791,167
Used in Diluted Calculation	91,189,155	91,270,386	91,227,473	92,344,511

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2025	2024
ASSETS
Property, Plant and Equipment	$15,406,329	$14,524,798
Less - Accumulated Depreciation, Depletion and Amortization	7,693,687	7,185,593
Net Property, Plant and Equipment	7,712,642	7,339,205
Current Assets:
Cash and Temporary Cash Investments	43,166	38,222
Receivables - Net	180,801	127,222
Unbilled Revenue	16,219	15,521
Gas Stored Underground	33,468	35,055
Materials and Supplies - at average cost	50,545	47,670
Unrecovered Purchased Gas Costs	5,769	—
Other Current Assets	80,759	92,229
Total Current Assets	410,727	355,919
Other Assets:
Recoverable Future Taxes	89,247	80,084
Unamortized Debt Expense	6,236	5,604
Other Regulatory Assets	135,486	108,022
Deferred Charges	73,941	69,662
Other Investments	68,346	81,705
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	169,228	180,230
Fair Value of Derivative Financial Instruments	39,388	87,905
Other	8,387	5,958
Total Other Assets	595,735	624,646
Total Assets	$8,719,104	$8,319,770
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 90,379,095 Shares and 91,005,993 Shares, Respectively	$90,379	$91,006
Paid in Capital	1,050,918	1,045,487
Earnings Reinvested in the Business	2,012,529	1,727,326
Accumulated Other Comprehensive Loss	(59,222)	(15,476)
Total Comprehensive Shareholders' Equity	3,094,604	2,848,343
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,382,861	2,188,243
Total Capitalization	5,477,465	5,036,586
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	150,200	90,700
Current Portion of Long-Term Debt	300,000	500,000
Accounts Payable	184,046	165,068
Amounts Payable to Customers	968	42,720
Dividends Payable	48,353	46,872
Interest Payable on Long-Term Debt	14,393	27,247
Customer Advances	17,188	19,373
Customer Security Deposits	29,853	36,265
Other Accruals and Current Liabilities	174,689	162,903
Fair Value of Derivative Financial Instruments	6,074	4,744
Total Current and Accrued Liabilities	925,764	1,095,892
Other Liabilities:
Deferred Income Taxes	1,225,262	1,111,165
Taxes Refundable to Customers	306,335	305,645
Cost of Removal Regulatory Liability	307,659	292,477
Other Regulatory Liabilities	121,944	151,452
Pension and Other Post-Retirement Liabilities	5,252	3,511
Asset Retirement Obligations	236,787	203,006
Other Liabilities	112,636	120,036
Total Other Liabilities	2,315,875	2,187,292
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,719,104	$8,319,770

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2025	2024

Operating Activities:
Net Income Available for Common Stock	$518,504	$77,513
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	141,802	519,129
Depreciation, Depletion and Amortization	456,594	457,026
Deferred Income Taxes	121,274	(2,610)
Premium Paid on Early Redemption of Debt	2,385	—
Stock-Based Compensation	19,754	22,080
Other	24,936	24,411
Change in:
Receivables and Unbilled Revenue	(54,521)	34,369
Gas Stored Underground and Materials and Supplies	(1,378)	1,738
Unrecovered Purchased Gas Costs	(5,769)	—
Other Current Assets	11,387	8,144
Accounts Payable	12,785	5,616
Amounts Payable to Customers	(41,752)	(16,299)
Customer Advances	(2,185)	(1,630)
Customer Security Deposits	(6,412)	7,501
Other Accruals and Current Liabilities	489	2,637
Other Assets	(29,106)	(48,183)
Other Liabilities	(68,760)	(25,481)
Net Cash Provided by Operating Activities	$1,100,027	$1,065,961

Investing Activities:
Capital Expenditures	$(912,821)	$(931,236)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	7,000	—
Other	14,121	(2,669)
Net Cash Used in Investing Activities	$(891,700)	$(933,905)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$59,500	$(196,800)
Shares Repurchased Under Repurchase Plan	(54,430)	(64,086)
Reduction of Long-Term Debt	(1,004,086)	—
Net Proceeds From Issuance of Long-Term Debt	988,729	299,359
Dividends Paid on Common Stock	(188,438)	(183,798)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(4,658)	(3,956)
Net Cash Used in Financing Activities	$(203,383)	$(149,281)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	4,944	(17,225)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	38,222	55,447
Cash, Cash Equivalents, and Restricted Cash at September 30	$43,166	$38,222

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

INTEGRATED UPSTREAM AND GATHERING SEGMENT

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
	2025	2024	Variance	2025	2024	Variance
Total Operating Revenues	$300,362	$224,920	$75,442	$1,184,136	$976,615	$207,521
Operating Expenses:
Operation and Maintenance:
Upstream General and Administrative Expense	18,504	17,977	527	75,280	71,148	4,132
Lease Operating Expense	14,954	16,176	(1,222)	50,665	52,053	(1,388)
Gathering Operation and Maintenance Expense	15,003	10,561	4,442	48,635	36,140	12,495
All Other Operation and Maintenance Expense	5,056	2,815	2,241	16,049	15,529	520
Property, Franchise and Other Taxes	5,752	4,145	1,607	18,325	14,132	4,193
Depreciation, Depletion and Amortization	82,847	73,771	9,076	311,817	316,762	(4,945)
Impairment of Assets	—	272,358	(272,358)	141,802	473,054	(331,252)
	142,116	397,803	(255,687)	662,573	978,818	(316,245)

Operating Income (Loss)	158,246	(172,883)	331,129	521,563	(2,203)	523,766

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	37	109	(72)	147	440	(293)
Interest and Other Income (Deductions)	148	(912)	1,060	716	(1,486)	2,202
Interest Expense on Long-Term Debt	—	—	—	(3,283)	—	(3,283)
Interest Expense	(16,604)	(18,134)	1,530	(73,350)	(74,005)	655
Income (Loss) Before Income Taxes	141,827	(191,820)	333,647	445,793	(77,254)	523,047
Income Tax Expense (Benefit)	38,334	(49,748)	88,082	121,095	(20,213)	141,308
Net Income (Loss)	$103,493	$(142,072)	$245,565	$324,698	$(57,041)	$381,739
Net Income (Loss) Per Share (Diluted)	$1.13	$(1.55)	$2.68	$3.56	$(0.62)	$4.18

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

PIPELINE AND STORAGE SEGMENT

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$68,215	$67,318	$897	$276,131	$271,388	$4,743
Intersegment Revenues	37,622	37,224	398	151,470	141,005	10,465
Total Operating Revenues	105,837	104,542	1,295	427,601	412,393	15,208
Operating Expenses:
Purchased Gas	32	(3)	35	(10)	1,537	(1,547)
Operation and Maintenance	34,439	33,194	1,245	122,379	116,335	6,044
Property, Franchise and Other Taxes	8,727	8,824	(97)	34,453	34,601	(148)
Depreciation, Depletion and Amortization	18,747	18,373	374	74,480	74,530	(50)
Impairment of Assets	—	46,075	(46,075)	—	46,075	(46,075)
	61,945	106,463	(44,518)	231,302	273,078	(41,776)

Operating Income (Loss)	43,892	(1,921)	45,813	196,299	139,315	56,984

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	952	1,257	(305)	3,810	5,030	(1,220)
Interest and Other Income	1,161	2,458	(1,297)	6,105	8,798	(2,693)
Interest Expense	(10,871)	(11,730)	859	(45,509)	(47,428)	1,919
Income (Loss) Before Income Taxes	35,134	(9,936)	45,070	160,705	105,715	54,990
Income Tax Expense (Benefit)	7,196	(4,124)	11,320	39,748	26,045	13,703
Net Income (Loss)	$27,938	$(5,812)	$33,750	$120,957	$79,670	$41,287
Net Income (Loss) Per Share (Diluted)	$0.31	$(0.07)	$0.38	$1.33	$0.86	$0.47

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UTILITY SEGMENT

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$87,829	$79,830	$7,999	$817,274	$696,807	$120,467
Intersegment Revenues	76	77	(1)	355	555	(200)
Total Operating Revenues	87,905	79,907	7,998	817,629	697,362	120,267
Operating Expenses:
Purchased Gas	20,912	18,232	2,680	358,454	283,215	75,239
Operation and Maintenance	56,713	52,882	3,831	234,455	222,142	12,313
Property, Franchise and Other Taxes	8,244	9,021	(777)	41,006	39,492	1,514
Depreciation, Depletion and Amortization	17,793	16,583	1,210	69,701	65,261	4,440
	103,662	96,718	6,944	703,616	610,110	93,506

Operating Income (Loss)	(15,757)	(16,811)	1,054	114,013	87,252	26,761

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,719	251	1,468	25,217	2,040	23,177
Interest and Other Income	772	1,740	(968)	2,641	6,475	(3,834)
Interest Expense	(10,368)	(9,325)	(1,043)	(42,969)	(34,727)	(8,242)
Income (Loss) Before Income Taxes	(23,634)	(24,145)	511	98,902	61,040	37,862
Income Tax Expense (Benefit)	(5,844)	(7,386)	1,542	15,653	3,951	11,702
Net Income (Loss)	$(17,790)	$(16,759)	$(1,031)	$83,249	$57,089	$26,160
Net Income (Loss) Per Share (Diluted)	$(0.20)	$(0.18)	$(0.02)	$0.91	$0.62	$0.29

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2025	2024	Variance	2025	2024	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	17	(17)	—	17	(17)
	—	17	(17)	—	17	(17)

Operating Loss	—	(17)	17	—	(17)	17
Other Income (Expense):
Interest and Other Income (Deductions)	(35)	(227)	192	(523)	(412)	(111)
Interest Expense	(148)	(112)	(36)	(536)	(374)	(162)
Loss before Income Taxes	(183)	(356)	173	(1,059)	(803)	(256)
Income Tax Benefit	(42)	(81)	39	(245)	(186)	(59)
Net Loss	$(141)	$(275)	$134	$(814)	$(617)	$(197)
Net Loss Per Share (Diluted)	$—	$(0.01)	$0.01	$(0.01)	$—	$(0.01)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2025	2024	Variance	2025	2024	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,070	1,216	(146)	5,094	5,073	21
Total Operating Revenues	1,070	1,216	(146)	5,094	5,073	21
Operating Expenses:
Operation and Maintenance	7,327	5,808	1,519	22,318	18,597	3,721
Property, Franchise and Other Taxes	207	226	(19)	596	626	(30)
Depreciation, Depletion and Amortization	152	120	32	596	473	123
	7,686	6,154	1,532	23,510	19,696	3,814

Operating Loss	(6,616)	(4,938)	(1,678)	(18,416)	(14,623)	(3,793)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(212)	(386)	174	(847)	(1,548)	701
Interest and Other Income	39,504	40,938	(1,434)	163,422	161,225	2,197
Interest Expense on Long-Term Debt	(33,514)	(33,008)	(506)	(137,587)	(122,799)	(14,788)
Other Interest Expense	(3,045)	(4,336)	1,291	(16,860)	(23,698)	6,838
Loss before Income Taxes	(3,883)	(1,730)	(2,153)	(10,288)	(1,443)	(8,845)
Income Tax Expense (Benefit)	2,275	973	1,302	(702)	145	(847)
Net Loss	$(6,158)	$(2,703)	$(3,455)	$(9,586)	$(1,588)	$(7,998)
Net Loss Per Share (Diluted)	$(0.06)	$(0.03)	$(0.03)	$(0.11)	$(0.02)	$(0.09)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2025	2024	Variance	2025	2024	Variance
Intersegment Revenues	$(38,768)	$(38,517)	$(251)	$(156,919)	$(146,633)	$(10,286)
Operating Expenses:
Purchased Gas	(36,165)	(35,611)	(554)	(145,003)	(134,690)	(10,313)
Operation and Maintenance	(2,603)	(2,906)	303	(11,916)	(11,943)	27
	(38,768)	(38,517)	(251)	(156,919)	(146,633)	(10,286)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(39,105)	(41,991)	2,886	(164,260)	(164,336)	76
Interest Expense	39,105	41,991	(2,886)	164,260	164,336	(76)
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2025		2024		(Decrease)	2025		2024		(Decrease)

Capital Expenditures:
Integrated Upstream and Gathering(1)	$196,433	(2)	$176,692	(3)	$19,741	$605,433	(2)(3)	$645,600	(3)(4)	$(40,167)
Pipeline and Storage	63,681	(2)	42,039	(3)	21,642	121,798	(2)(3)	110,830	(3)(4)	10,968
Utility	61,639	(2)	67,108	(3)	(5,469)	189,961	(2)(3)	184,615	(3)(4)	5,346
Total Reportable Segments	321,753		285,839		35,914	917,192		941,045		(23,853)
All Other	—		—		—	—		—		—
Corporate	393		717		(324)	909		970		(61)
Total Capital Expenditures	$322,146		$286,556		$35,590	$918,101		$942,015		$(23,914)

(1)The year ended September 30, 2024 includes $6.2 million related to the acquisition of assets from UGI. Non-acquisition capital expenditures in the Integrated Upstream and Gathering segment were $530.1 million in fiscal 2024.

(2)Capital expenditures for the quarter and year ended September 30, 2025, include accounts payable and accrued liabilities related to capital expenditures of $87.9 million, $19.4 million and $18.0 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2025, since they represent non-cash investing activities at that date.

(3)Capital expenditures for the year ended September 30, 2025, exclude capital expenditures of $85.0 million, $14.4 million and $20.6 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the year ended September 30, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2025.

(4)Capital expenditures for the year ended September 30, 2024, exclude capital expenditures of $63.8 million, $31.8 million and $13.6 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the year ended September 30, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2024.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2025	2024	Normal (1)	Last Year (1)
Buffalo, NY(2)	112	60	34	(46.4)	76.5
Erie, PA	78	70	23	(10.3)	204.3

Twelve Months Ended September 30,
Buffalo, NY(2)	6,307	5,885	5,162	(6.7)	14.0
Erie, PA	5,771	5,597	4,782	(3.0)	17.0

(1)Percents compare actual 2025 degree days to normal degree days and actual 2025 degree days to actual 2024 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in New York effective October 2024.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

INTEGRATED UPSTREAM AND GATHERING INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	111,538	91,902	19,636	426,357	392,047	34,310

Average Prices (Per Mcf)
Weighted Average	$2.41	$1.73	$0.68	$2.59	$1.88	$0.71
Weighted Average after Hedging	2.61	2.40	0.21	2.70	2.44	0.26

Selected Operating Performance Statistics:
Upstream General and Administrative Expense per Mcf (1)	$0.17	$0.20	$(0.03)	$0.18	$0.18	$—
Lease Operating Expense per Mcf (1)	$0.13	$0.18	$(0.05)	$0.12	$0.13	$(0.01)
Gathering Operation and Maintenance Expense per Mcf (1)	$0.13	$0.11	$0.02	$0.11	$0.09	$0.02
Depreciation, Depletion and Amortization per Mcf (1)	$0.74	$0.80	$(0.06)	$0.73	$0.81	$(0.08)

(1)Refer to page 15 for the Upstream General and Administrative Expense, Lease Operating Expense, Gathering Operation and Maintenance Expense, and Depreciation, Depletion, and Amortization Expense for the Integrated Upstream and Gathering segment.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	U.S.
	Appalachian Region
	Gas	Oil	Total
	(MMcf)	(Mbbl)	(MMcfe)
Proved Developed and Undeveloped Reserves:
September 30, 2024	4,751,762	193	4,752,920
Extensions and Discoveries	632,536	—	632,536
Revisions of Previous Estimates	22,469	15	22,559
Production	(426,357)	(28)	(426,525)
September 30, 2025	4,980,410	180	4,981,490

Proved Developed Reserves:
September 30, 2024	3,484,852	193	3,486,010
September 30, 2025	3,664,381	180	3,665,461

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Firm Transportation - Affiliated	15,747	16,412	(665)	116,981	108,845	8,136
Firm Transportation - Non-Affiliated	152,755	150,126	2,629	668,166	648,562	19,604
Interruptible Transportation	319	283	36	984	1,791	(807)
	168,821	166,821	2,000	786,131	759,198	26,933

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Retail Sales:
Residential Sales	3,529	3,590	(61)	64,267	56,758	7,509
Commercial Sales	617	588	29	10,614	8,989	1,625
Industrial Sales	41	54	(13)	635	444	191
	4,187	4,232	(45)	75,516	66,191	9,325
Transportation	10,321	9,313	1,008	66,202	62,297	3,905
	14,508	13,545	963	141,718	128,488	13,230

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted earnings, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted earnings as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted earnings for the three and twelve months ended September 30, 2025 and 2024:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2025	2024	2025	2024
Reported GAAP Earnings	$107,342	$(167,621)	$518,504	$77,513
Items impacting comparability:
Impairment of assets	—	318,433	141,802	519,129
Tax impact of impairment of assets	—	(80,585)	(37,169)	(136,271)
Premiums paid on early redemption of debt	—	—	2,385	—
Tax impact of premiums paid on early redemption of debt	—	—	(642)	—
Unrealized (gain) loss on derivative asset	—	1,700	729	6,548
Tax impact of unrealized (gain) loss on derivative asset	3,402	(461)	3,206	(1,791)
Pending Ohio acquisition costs	1,061	—	1,061	—
Tax impact of pending Ohio acquisition costs	(246)	—	(246)	—
Unrealized (gain) loss on other investments	(672)	(1,232)	1,108	(3,034)
Tax impact of unrealized (gain) loss on other investments	141	258	(233)	637
Adjusted Earnings	$111,028	$70,492	$630,505	$462,731

Reported GAAP Earnings Per Share	$1.18	$(1.84)	$5.68	$0.84
Items impacting comparability:
Impairment of assets, net of tax	—	2.61	1.14	4.15
Premiums paid on early redemption of debt, net of tax	—	—	0.02	—
Unrealized (gain) loss on derivative asset, net of tax	0.04	0.01	0.04	0.05
Pending Ohio acquisition costs, net of tax	0.01	—	0.01	—
Unrealized (gain) loss on other investments, net of tax	(0.01)	(0.01)	0.01	(0.03)
Rounding	—	—	0.01	—
Adjusted Earnings Per Share	$1.22	$0.77	$6.91	$5.01

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and twelve months ended September 30, 2025 and 2024:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2025	2024	2025	2024
Reported GAAP Earnings	$107,342	$(167,621)	$518,504	$77,513
Depreciation, Depletion and Amortization	119,539	108,847	456,594	457,026
Other (Income) Deductions	(4,941)	(3,237)	(36,428)	(16,226)
Interest Expense	35,445	34,654	155,834	138,695
Income Taxes	41,919	(60,366)	175,549	9,742
Impairment of Assets	—	318,433	141,802	519,129
Pending Ohio Acquisition Costs	1,061	—	1,061	—
Adjusted EBITDA	$300,365	$230,710	$1,412,916	$1,185,879

Adjusted EBITDA by Segment
Integrated Upstream and Gathering Adjusted EBITDA	$241,093	$173,246	$975,182	$787,613
Pipeline and Storage Adjusted EBITDA	62,639	62,527	270,779	259,920
Utility Adjusted EBITDA	2,036	(228)	183,714	152,513
Corporate and All Other Adjusted EBITDA	(5,403)	(4,835)	(16,759)	(14,167)
Total Adjusted EBITDA	$300,365	$230,710	$1,412,916	$1,185,879

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2025	2024	2025	2024
Integrated Upstream and Gathering Segment
Reported GAAP Earnings	$103,493	$(142,072)	$324,698	$(57,041)
Depreciation, Depletion and Amortization	82,847	73,771	311,817	316,762
Other (Income) Deductions	(185)	803	(863)	1,046
Interest Expense	16,604	18,134	76,633	74,005
Income Taxes	38,334	(49,748)	121,095	(20,213)
Impairment of Assets	—	272,358	141,802	473,054
Adjusted EBITDA	$241,093	$173,246	$975,182	$787,613

Pipeline and Storage Segment
Reported GAAP Earnings	$27,938	$(5,812)	$120,957	$79,670
Depreciation, Depletion and Amortization	18,747	18,373	74,480	74,530
Other (Income) Deductions	(2,113)	(3,715)	(9,915)	(13,828)
Interest Expense	10,871	11,730	45,509	47,428
Income Taxes	7,196	(4,124)	39,748	26,045
Impairment of Assets	—	46,075	—	46,075
Adjusted EBITDA	$62,639	$62,527	$270,779	$259,920

Utility Segment
Reported GAAP Earnings	$(17,790)	$(16,759)	$83,249	$57,089
Depreciation, Depletion and Amortization	17,793	16,583	69,701	65,261
Other (Income) Deductions	(2,491)	(1,991)	(27,858)	(8,515)
Interest Expense	10,368	9,325	42,969	34,727
Income Taxes	(5,844)	(7,386)	15,653	3,951
Adjusted EBITDA	$2,036	$(228)	$183,714	$152,513

Corporate and All Other
Reported GAAP Earnings	$(6,299)	$(2,978)	$(10,400)	$(2,205)
Depreciation, Depletion and Amortization	152	120	596	473
Other (Income) Deductions	(152)	1,666	2,208	5,071
Interest Expense	(2,398)	(4,535)	(9,277)	(17,465)
Income Taxes	2,233	892	(947)	(41)
Pending Ohio Acquisition Costs	1,061	—	1,061	—
Adjusted EBITDA	$(5,403)	$(4,835)	$(16,759)	$(14,167)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.